                                                                    EXHIBIT 11.1

                      ROSS SYSTEMS, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF PER SHARE LOSSES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            YEAR ENDED JUNE 30,
                                                                                      -------------------------------
                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
Net loss............................................................................  $   2,353  $   1,541  $  15,528
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Weighted average shares outstanding during the period...............................     18,515     15,089     12,105
Common and common stock equivalent shares using the treasury stock method (1).......     --         --         --
                                                                                      ---------  ---------  ---------
Common and common stock equivalent shares outstanding for purposes of calculating
  primary and fully diluted losses per share........................................     18,515     15,089     12,105
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Primary loss per common and common equivalent share (2).............................  $    0.13  $    0.10  $    1.28
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

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(1) Due to the net loss for the periods, only the weighted average shares outstanding during the period were used in calculating the losses per share.

(2) There is no significant difference between the primary and fully diluted loss per share computations.